Exhibit 23.1
KPMG LLP Suite 700 20 Pacifica Irvine, CA 92618-3391

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 1, 2024, with respect to the consolidated financial statements of Terran Orbital Corporation, incorporated herein by reference.

/s/ KPMG LLP

Irvine, California
April 1, 2024